Exhibit 99.1

MicroStrategy Announces Proposed Private Offering of

$600 Million of Convertible Senior Notes

TYSONS CORNER, Va., February 16, 2021 — MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy”) today announced that it intends to offer, subject to market conditions and other factors, $600 million aggregate principal amount of convertible senior notes due 2027 (the “notes”) in a private offering to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). MicroStrategy also expects to grant to the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $90 million aggregate principal amount of the notes. The offering is subject to market and other conditions, and there can be no assurance as to whether, when or on what terms the offering may be completed.

The notes will be unsecured, senior obligations of MicroStrategy and will bear interest payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021. The notes will mature on February 15, 2027, unless earlier repurchased, redeemed or converted in accordance with their terms. Subject to certain conditions, on or after February 20, 2024, MicroStrategy may redeem for cash all or a portion of the notes. The notes will be convertible into cash, shares of MicroStrategy’s class A common stock, or a combination of cash and shares of MicroStrategy’s class A common stock, at MicroStrategy’s election. Prior to August 15, 2026, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the second scheduled trading day immediately preceding the maturity date. The interest rate, conversion rate, conversion price and certain other terms of the notes will be determined at the time of pricing of the offering.

MicroStrategy intends to use the net proceeds from the sale of the notes to acquire additional bitcoins.

The notes will be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of MicroStrategy’s class A common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and the notes and any such shares may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Any offer of the notes will be made only by means of a private offering memorandum.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy the notes, nor shall there be any sale of, the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded business intelligence company, with the leading enterprise analytics platform. Our vision is to enable Intelligence Everywhere™. MicroStrategy provides modern analytics on an open, comprehensive enterprise platform used by many of the world’s most admired brands in the Fortune Global 500. Optimized for cloud and on-premises deployments, the platform features HyperIntelligence®, a breakthrough technology that overlays actionable enterprise data on popular business applications to help users make smarter, faster decisions.

MicroStrategy, Intelligence Everywhere, and HyperIntelligence are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the size and timing of the offering, the anticipated use of any proceeds from the offering, and the terms of the notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of MicroStrategy’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 12, 2021, and the risks described in other filings that MicroStrategy may make with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and MicroStrategy specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600